Exhibit 10.42

MATTEL, INC.

PERSONAL INVESTMENT PLAN

THIRD AMENDMENT TO THE OCTOBER 1, 2001 RESTATEMENT

W I T N E S S E T H:

WHEREAS, Mattel, Inc. (“Mattel”) sponsors the Mattel, Inc. Personal Investment Plan, as amended (the “Plan”); and

WHEREAS, Mattel desires to amend the Plan to (i) reflect recent legislative and regulatory changes in the federal pension laws, (ii) reflect American Girl, Inc. as the successor to the assets and business of the Pleasant Company and (iii) meet other current needs; and

WHEREAS, in Section 16.1 of the Plan, Mattel reserved the right to amend the Plan at any time in whole or in part;

NOW, THEREFORE, in order to effect the foregoing, Mattel does hereby declare that the Plan be, and it hereby is, amended as follows:

1. The last sentence of Section 2.32 of the Plan shall be amended effective as of January 1, 2004 to read as follows:

Effective October 1, 2001, American Girl, Inc. (the successor to the assets and business of Pleasant Company) and such other adopting employer in the Pleasant Plan shall be a Participating Company in this Plan.

2. Section 6.1(b) of the Plan is amended effective as of January 1, 2004 by deleting the phrase “the Pleasant Company” and by substituting in lieu thereof the phrase “American Girl, Inc. (the successor to the assets and business of Pleasant Company).”

3. Section 8.2(c) of the Plan is amended effective as of January 1, 2003 to read as follows:

(c) During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i) the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in U.S. Treasury Regulations section 1.401(a)(9)-9, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii) if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in U.S. Treasury Regulations section

1.401(a)(9)-9, using the Participant’s and spouse’s attained ages of the Participant’s and spouse’s birthdays in the distribution year.

Required minimum distributions will be determined under this Section 8.2(c) beginning with the first distribution calendar year and continue through the end of the distribution calendar year that includes the Participant’s date of death.

4. Section 8.3(b) of the Plan is amended effective as of January 1, 2003 to read as follows:

(b) Death benefits shall be distributed, or begin to be distributed, to the Participant’s Beneficiary at such time as the Beneficiary elects, but not later than:

(i) if the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, December 31 of the calendar year immediately following the calendar year in which the Participant died, or if later, December 31 of the calendar year in which the Participant would have attained age 70½; or

(ii) if the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, December 31 of the calendar year immediately following the calendar year in which the Participant died.

If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 8.3(b), other than subsection 8.3(b)(i), shall apply as if the Participant’s surviving spouse were the Participant. If there is no designated Beneficiary of a deceased Participant as of September 30 of the year following the year of the Participant’s death, all death benefits payable with respect to the deceased Participant shall be distributed no later than December 31 of the calendar year containing the fifth anniversary of the Participant’s death. The “designated Beneficiary” of a Participant for purposes of this Section 8.3 and Section 8.4 shall mean the individual who is designated as the Participant’s Beneficiary under Section 8.9 and who satisfies the requirements to constitute a designated beneficiary under Code Section 401(a)(9) and U.S. Treasury Regulations section 1.401(a)(9)-1, Q&A-4.

5. Section 8.3 of the Plan is further amended effective as of January 1, 2003 by adding the following new paragraphs (c) and (d) to the end thereof:

(c) The amount of each installment payment of death benefits made to a Participant’s Beneficiary shall equal or exceed the required minimum distribution determined in accordance with this Section 8.3(c) and the U.S. Treasury Regulations promulgated under Section 401(a)(9) of the Code.

Except as provided in Section 8.3(d), if the Participant dies before the date distributions begin the minimum amount that will be distributed to a Participant’s designated Beneficiary for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary computed by use of the Single Life Table in U.S. Treasury Regulations section 1.401(a)(9)-9.

For purposes of this Section 8.3 and Section 8.4 hereof, the term “distribution calendar year” shall mean a calendar year for which a minimum distribution is required, and the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to Section 8.2(b). The “account balance” shall be equal to the aggregate amount credited to the Participant’s Accounts as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year increased by the amount of any contributions or forfeitures made to such Accounts as of any Valuation Date coinciding with or preceding such last Valuation Date.

(d) If the designated Beneficiary of a deceased Participant elects to receive payment of all death benefits payable with respect to the deceased Participant by December 31 of the calendar year containing the fifth anniversary of the Participant’s death, then the payments to such Beneficiary shall satisfy the requirements of this Section 7.5.

6. Section 8.4(b) of the Plan is amended effective as of January 1, 2003 to read as follows:

(b) If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary. The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year. If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year. If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent calendar year. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

The amount of each installment payment of death benefits made to a Participant’s Beneficiary shall equal or exceed the required minimum distribution determined in accordance with this Section 8.4(b) and the U.S. Treasury Regulations promulgated under Section 401(a)(9) of the Code.

7. The second sentence of Section 8.7(c) of the Plan is deleted effective as of January 1, 2003.

8. Section 9.2 of the Plan is amended effective as of January 1, 2004 by adding the following new subparagraph (j) immediately after subparagraph (i) thereof:

(j) To adopt and implement such rules regarding a Participant’s ability to direct the investment, reinvestment and transfer of his Account among the investment alternatives available under the Plan, including but not limited to restricting the frequency or timing of trades in or out of one or more investment alternatives by a Participant, to the extent the Committee deems necessary or appropriate to limit or prevent harm to other Participant Accounts, to comply with the policies and procedures of the investment alternatives, to ensure that the Plan and Participant transactions thereunder are administered in compliance with applicable laws (including insider trading, market timing and related rules) or to otherwise provide for the efficient and effective administration of the Plan.

9. Except as expressly or by necessary implication amended hereby, the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, Mattel has caused this instrument to be executed by its duly authorized officer this 23rd day of December, 2003.

MATTEL, INC.

By:	/s/ William Stavro

William Stavro, Senior Vice President and Treasurer

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